EXHIBIT 5.1

WORKLAND & WITHERSPOON, PLLC

ATTORNEYS AT LAW

Peter A. Witherspoon

714 Washington Mutual Financial Center

Of Counsel:

Gary D. Brajcich

601 West Main Avenue

James J. Workland

Eric J. Sachtjen*

Spokane, Washington   99201-0677

Gary C. Randall†

James  A. McPhee†

Telephone:  (509) 455-9077

Gregory B. Lipsker

Lawrence W. Garvin

Facsimile:  (509) 624-6441

Michael A. Agostinelli

Steven Wee

Email:

Brian P. McClatchey

†Also Admitted in Idaho

*Also Admitted in Alaska

June 27, 2006

Board Of Directors

HuntMountain Resources

1611 N. Molter Rd.

Liberty Lake, Washington 99019

Re:  Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to HuntMountain Resources, a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate 3,000,000 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Shares"), issuable pursuant to HuntMountain Resources 2005 Stock Plan.

In connection therewith, and arriving at the opinion as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with our examination, we have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, Photostat or facsimile copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that the Shares, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement.  It is not to be used, circulated, quoted or otherwise referred to for any other purpose.  Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,

Workland & Witherspoon, PLLC

/s/ Gregory B. Lipsker

By: _________________________

     Gregory B. Lipsker, Esq.